London Freshfields Bruckhaus Deringer LLP 100 Bishopsgate London EC2P 2SR T +44 20 7936 4000 (Switchboard) +44 20 7832 7722 (Direct) F +44 20 7108 7722 LDE No 23 E ziyad.nassif@freshfields.com www.freshfields.com Doc ID EUROPE-LEGAL-289313409/2 Our Ref 168111-0003 Freshfields Bruckhaus Deringer LLP is a limited liability partnership registered in England and Wales with registered number OC334789. It is authorised and regulated by the Solicitors Regulation Authority (SRA no. 484861). For further regulatory information please refer to www.freshfields.com/support/legal- notice. A list of the members (and of the non-members who are designated as ‘partners’) of Freshfields Bruckhaus Deringer LLP is available for inspection at its registered office, 100 Bishopsgate, London EC2P 2SR. Any reference to a ‘partner’ means a member, or a consultant or employee with equivalent standing and qualifications, of Freshfields Bruckhaus Deringer LLP or any associated firms or entities. 2024 Indivior PLC – Registration Statement on Form S-8 Introduction 1. This opinion is given in connection with the registration under the United States Securities Act of 1933, as amended (the Act), of 9,400,000 ordinary shares of $0.50 each (the Shares) in the capital of Indivior PLC, a company registered in England and Wales under registration number 09237894, (the Company) to be issued or transferred in satisfaction of awards granted pursuant to the following share plans: (a) Indivior 2024 Long-Term Incentive Plan; (b) Indivior 2024 UK Savings Related Share Option Plan; (c) Indivior UK Savings Related Share Option Plan; (d) Indivior PLC U.S. Employee Stock Purchase Plan; and (e) Indivior Group Deferred Bonus Plan 2018, together, the Plans. Private and Confidential Indivior PLC 234 Bath Road Slough, Berkshire SL1 4EE United Kingdom 24 October

EUROPE-LEGAL-289313409/2 168111-0003 25 2. We understand that a registration statement on Form S-8 (the Registration Statement) is being filed under the Act with respect to the Shares. We understand that some or all of the Shares are to be issued or transferred in the future from time to time in satisfaction of awards granted pursuant to the Plans. Documents Examined 3. We are acting as English legal advisers to the Company for the purposes of giving this opinion. In so acting, we have examined: (a) a final draft of the Registration Statement to be filed under the Act; (b) the certificate from the Company Secretary of the Company dated 2024 and the documents attached thereto (the Confirmation Letter); (c) the certificate of incorporation dated 26 September 2014 extracted from the Companies House register on 2024; (d) a search carried out by us or by Dye & Durham (UK) Limited on our behalf on 2024 of the public documents of the Company kept at Companies House in Cardiff (the Company Search); (e) a search carried out by us or by Dye & Durham (UK) Limited on our behalf on 2024 on the Central Registry of Winding-up Petitions (the Winding-up Enquiry); and (f) such other corporate records, certificates, instruments and other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and relied upon the statements as to factual matters contained in or made pursuant to each of the above-mentioned documents and confirmations. Where relevant facts material to this opinion were not independently established, we have relied upon statements of officers for the Company. Assumptions 4. For the purposes of rendering this opinion, we have assumed, without further enquiry, that: (a) each of the statements contained in the Confirmation Letter is currently true and accurate; (b) all signatures on executed documents which, or copies of which, we have examined are genuine; (c) there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in the Confirmation Letter or which have not been disclosed to us that may affect the opinions expressed in this opinion; 24 October 23 October 23 October 23 October

EUROPE-LEGAL-289313409/2 168111-0003 35 (d) all original documents submitted to us are authentic and complete and all copies of documents supplied to us as photocopies or facsimile copies conform to the originals and are authentic, accurate and complete; however, we confirm that we have examined all documents, agreements and other materials known to us that we consider necessary for the purposes of issuing this opinion; (e) all documents on which we have relied (including, without limitation, the memorandum and articles of association of the Company and the Plans) remain accurate, are in full force and have not been amended; (f) all statements of fact (including foreign law), opinion or intention in documents sent to us for the purpose of this opinion are accurate, complete and reasonable; (g) each of the Plans constitutes an employees’ share scheme for the purposes of section 1166 of the United Kingdom Companies Act 2006, as amended; (h) the Shares were or will be allotted, issued and paid for in accordance with (i) the rules of the Plans, (ii) the memorandum and articles of association of the Company in force at the relevant time; and (iii) the relevant provisions of the United Kingdom Companies Act 2006 in force at the relevant time, and all necessary authorities and resolutions with respect to the Shares were or will be fully and unconditionally in force at the time the Shares were or will be issued; (i) the subscription price per Share was or will be not less than the nominal value of an ordinary share in the capital of the Company at the relevant time and was or will be fully paid to the Company on issue of the Shares; (j) the directors of the Company had and will have the proper authority under section 551 of the United Kingdom Companies Act 2006, as amended, to allot and issue such of the Shares as were or are proposed to be issued and allotted at the date of allotment thereof, or that no such authority was or shall be required pursuant to section 549(2)(a) of that Act; (k) the Company has or will have complied with its obligations under section 561 of the United Kingdom Companies Act 2006, as amended, to offer the Shares to existing shareholders, or that no such obligation did or shall arise pursuant to section 566 of that Act; (l) the Shares were or shall be duly allotted and issued in accordance with the Plans (to the extent applicable) by means of a resolution duly passed by the board of directors of the Company or a duly authorised committee thereof at a validly convened and constituted meeting or meetings and duly entered in the Company’s register of members; (m) the information revealed by our Company Search (i) was accurate in all respects and has not since the time of such searches been altered; and (ii) was complete and included all relevant information which had been properly submitted to the Registrar of Companies;

EUROPE-LEGAL-289313409/2 168111-0003 45 (n) that the information revealed by our Winding-up Enquiry was accurate in all respects and has not since the time of such enquiry been altered; and (o) each of the foregoing assumptions were and will be true and accurate at and immediately prior to the time of the issue and allotment of the relevant Shares and there will not have been any material change in English law prior to the issue of the Shares. Legal Opinion 5. On the basis of, and subject to, the foregoing and the qualifications referred to below, and having regard to such considerations of English law in force at the date of this letter as we consider relevant, we are of the opinion that the Shares, or any portion thereof, when issued by the Company in accordance with the Plans or transferred in satisfaction of awards granted pursuant to the Plans after the Registration Statement has become effective under the Act, and upon the passing of all necessary resolutions and the taking of all necessary corporate action in connection therewith, will have been validly issued, fully paid and non-assessable. For the purposes of this opinion, we have assumed that the term “non-assessable” in relation to the Shares would be construed for the purposes of English law as meaning that the holders of such Shares, in respect of which all amounts due on such Shares as to the nominal amount and any premium thereon have been fully paid, will be under no obligation to contribute to the liabilities of the Company solely in their capacity as holders of such Shares. Qualifications 6. This opinion is subject to the following qualifications: (a) the opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with current English law. Accordingly, we express no opinion with regard to any system of law other than the law of England as currently applied by the English courts; (b) by giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect; (c) this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation or analogous circumstances and other similar laws of general application relating to or affecting the enforcement of creditors’ rights and remedies from time to time; and (d) the opinion is addressed to you solely for your benefit in connection with the Company’s Registration Statement. It is not to be transmitted or disclosed to any other person nor is it to be used or relied upon by any other person or for any other purposes or quoted or referred to in any public document without our prior written consent. We hereby give such consent in relation to the filing of

EUROPE-LEGAL-289313409/2 168111-0003 55 this letter as an exhibit to the Registration Statement. In giving this consent we do not admit that we are in the category of persons where consent is required under section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Your reliance on the matters addressed in this opinion letter is on the basis that any associated recourse is against the firm’s assets only and not against the personal assets of any individual partner. The firm’s assets for this purpose consist of all assets of the firm’s business, including any right of indemnity of the firm or its partners under the firm’s professional indemnity insurance policies, but excluding any right to seek contribution or indemnity from or against any partner of the firm or person working for the firm or similar right. The restrictions in the previous sentences apply to any claim, whether in contract, tort (including negligence) for breach of statutory duty, or otherwise, but they do not apply in the case of our wilful misconduct or fraud or where and to the extent prohibited by applicable law and regulation (including without limitation, the rules of professional responsibility governing the practice of law). Governing law and jurisdiction 7. This opinion and any non-contractual obligations arising out of or in relation to this opinion are governed by English law and submission to the jurisdiction of the English courts is binding. 8. The English courts shall have exclusive jurisdiction, to which you and we submit in relation to all disputes (including claims for set-off and counterclaims) arising out of or in connection with this opinion, including, without limitation, disputes arising out of or in connection with: (i) the creation, effect, or interpretation of, or the legal relationships established by, this opinion; and (ii) any non-contractual obligations arising out of or in connection with this opinion. Yours faithfully Freshfields Bruckhaus Deringer LLP /s/ Freshfields Bruckhaus Deringer LLP